Exhibit 99.1

10868 189th Street Council Bluffs, IA 51503 Phone: 712-366-0392 Fax: 712-366-0394

January 2012
Members and Friends:

Please Note: THIS IS OUR LAST PAPER NEWSLETTER. The SIRE Newsletter will go paperless after the 2012 Annual Meeting, March 16, 2012. We direct you to our website www.sireethanol.com , where you can sign up to receive the newsletter by email. Newsletters will also be available on our website under the ‘SIRE Newsletter’ tab on the left hand side of the page.

Safety- We continue to work without a lost time day accident since October 23, 2009 (830 days as of January 31, 2012); we have also reduced our accident incident rate by half over the past twelve months. These results reflect each department’s commitment to safety and their concerted effort to provide continuous and results based training to our employees.

Financials- We are pleased to report a profit of approximately $9.0 million for our first quarter ended December 31, 2011; in addition we paid down $10.5 million of debt during this period. Our Form 10-Q and a press release with our financial results for the first quarter were filed with the SEC on January 30, 2012. You can access the Form 10-Q report and the press release at our website www.sireethanol.com . Click on the Investor Relations Tab and select “SIRE’s SEC forms are available for viewing on the SEC's website- View”.  Our reports, prepared quarterly and annually, although lengthy, do contain additional and interesting statistical information. The press release related to our most recent filing can also be accessed from the Newsletter Tab and select Press Releases, January 2012.

Operations- This past quarter, we produced 30.8 million gal of ethanol; our yield was 2.78 gal of ethanol per bushel. We are using corn at an annual rate of over 43.0 million bushels.
Corn oil continues to be an excellent value added product for SIRE. Our production of corn oil continues to improve as we have fine tuned the process. Our DDG sales have been steady; rail and truck are both strong markets for SIRE. This past quarter we had a steady market for wet feed. We are able to make wet feed on request, and are looking for sales with good values to corn.
We appreciate all our members who delivered corn to the plant, keeping us well supplied, and also those who purchase our by-products (DDG, Corn Oil or Wet DDG). The most recent weather has helped the plant maintain good inventories and sales.

Human Resources and Training- Employee training continues to be a primary focus to improve the plant process and reliability. Production Operator Leads received training on providing feedback and basic supervision. Production Operators are working with a set of lessons and tests that focus on the five main plant areas: Cook, Fermentation, Distillation, Energy Center and Board Operator. This will help with providing a structured learning experience for our individuals who did not experience the Start Up Training, and will enhance the knowledge level of our long term operators. Materials Handlers have been working on rail and rail yard safety training. Hazmat Transportation training is next for several departments who work with the shipping, invoicing and loading of ethanol.

Markets- Several SIRE employees had the opportunity to attend two Ag Appreciation events in January. One was sponsored by Arbor Bank, Bunge and SIRE and the second was the Treynor State Bank Ag Summit. Both

SIRE Newsletter – Volume VI Issue 1
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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had excellent presentations on agricultural related and economic forecast topics. We continue to hear that the tight corn balance sheet is expected to continue into the next year.

We survived the January caucuses and all the extra attention Iowa gets by being first in the nation for the presidential election season. The SIRE Political Action Committee has collected over $5,000, so far. These monies will be using in conjunction with Iowa Renewable Fuels (IRFA) to provide select contributions to individuals running for office; our purpose is to get the ethanol message in-front of key state and federal political individuals. If you have not contributed yet, and would like to, the PAC committee would appreciate your donation. Please contact the office for the appropriate donation materials.

Subordinated Note Update- The Subordinated Debt offering has been reviewed and filed with the SEC. Additional information will be provided at the Annual Meeting, and during separate meetings yet to be scheduled. If you have any questions please contact me at the phone number below.

General Manager Notes- The last quarter results reflected strong ethanol prices. The pricing was driven by increased fuel ethanol demand and export markets. Prices were also impacted by the anticipated elimination of the $.45 VEETC blenders’ credit. The credit ended on December 31, 2011. Since the first of the year, we have seen a decrease in ethanol exports and a seasonal reduction in gasoline sales. The 2012 RFS2 requirement for ethanol increases to 13.2 million gallons. Without the approval to move to E-15 blends, ethanol blending is limited to about 10% of the total US gasoline consumption. SIRE is an active member of IRFA, and is advocating for political and governmental support of additional blending. We will be using our SIRE PAC committee monies to bring this message to the current candidates up for election. We would appreciate you also sending this same message to elected officials and candidates in your districts.

Condo Storage- The SIRE Board has discussed the possibility of coordinating Condo Grain Storage on the SIRE site. This would provide an excellent opportunity to deliver grain at your convenience, for future contracts or to be held for future sales. The grain would remain owned by the individual or entity until released for movement into the SIRE plant. For SIRE it would provide a place for previously staged corn, without tying up capital until the farmer commits the sale. Once sold, SIRE would then move the corn to the plant storage, without additional freight expenses. This would be space you could refill each time you executed your contract or sold the inventory. The contract would have a fee structure to address the costs of maintaining and operating the storage. If you have any interest in this, please contact our office, or send an email to laura.schultz@sireethanol.com . This will also be a topic presented at the Annual Meeting.

Annual Member Meeting-
Please plan to attend our Annual Meeting, March 16, 2012, at 1:00pm  at the Treynor Community Center. We will have presentations on our operations, finances, and current commodity futures. Our keynote presenters will be William Holbrook, PRX Research Manager, ProExporter, on “Impact on Ethanol on US Policy and World Grain Supply/Demand” and Dave Vander Griend of ICM, Inc. Dave is going to discuss the Urban Air Initiative, a collaborative effort to educate key groups on the issues surrounding toxic aromatic compounds, future engine designs, and ethanol as a blendstock, for areas with heavy traffic congestion.
Our Annual Report and Proxy are posted on our website and with the SEC. You will receive a letter reminding you of the meeting, with instructions on how to send in your vote. Please send in your votes early, even if you plan to attend the Annual Meeting. Our goal is to have over half of the Series A units voted for the Annual Meeting. As always, copies of all the Annual Meeting materials will be available on the website or by contacting our office.

As always, please feel free to contact me at (712) 352-5002 should you have any questions.

SIRE Newsletter – Volume VI Issue 1
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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Thank you for your support

Brian Cahill, General Manager/CEO
THIS IS THE LAST NEWSLETTER TO BE MAILED              Sign up to receive our Newsletter by email on the SIRE website, www.sireethanol.com

SIRE Newsletter – Volume VI Issue 1
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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